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IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
Registration No. 33-52518/811-3217

EXHIBIT INDEX

10.  Consent of Independent Auditors

11. Financial Statement Schedules and Report of
    Independent Auditors

14. Financial Data Schedules:
      IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ
      IDS Life Insurance Company

15. Power of Attorney